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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 19, 1998, in the Registration Statement (Form S-1) and related Prospectus of InterVU Inc. (a development stage company) for the registration of 2,300,000 shares of its common stock expected to be filed on or about April 30, 1998.



                                          ERNST & YOUNG LLP


April 30, 1998
San Diego, California